Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Lakeland Bancorp, Inc. desire to authorize Thomas J. Shara and Joseph F. Hurley to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Registration Statement on Form S-3 described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Shara and Joseph F. Hurley, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant’s Registration Statement on Form S-3 registering such securities and debt instruments of Lakeland Bancorp, Inc. (the “Company”) as part of the Company’s “shelf registration”, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 18th day of March, 2015.

Signatures	Title

/s/ Roger Bosma	Director
Roger Bosma

/s/ Bruce D. Bohuny	Director
Bruce D. Bohuny

/s/ Mary Ann Deacon	Chairman and Director
Mary Ann Deacon

/s/ Edward B. Deutsch	Director
Edward B. Deutsch

/s/ Brian Flynn	Director
Brian Flynn

/s/ Mark J. Fredericks	Director
Mark J. Fredericks

/s/ Janeth C. Hendershot	Director
Janeth C. Hendershot

/s/ Thomas J. Marino	Director
Thomas J. Marino

/s/ Robert E. McCracken	Director
Robert E. McCracken

/s/ Robert B. Nicholson, III	Director
Robert B. Nicholson, III

/s/ Joseph P. O’Dowd	Director
Joseph P. O’Dowd

/s/ Thomas J. Shara	Director, President and Chief Executive Officer (Principal Executive Officer)
Thomas J. Shara

/s/ Stephen R. Tilton, Sr.	Director
Stephen R. Tilton, Sr.

/s/ Joseph F. Hurley	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Joseph F. Hurley